Exhibit 5.1

Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 S. 7th Street Minneapolis, Minnesota 55402 +1 612 766 7000 main +1 612 766 1600 fax

February 4, 2026

Aeluma, Inc.

27 Castilian Drive

Goleta, California 93117

Re:	Post-Effective Amendment No. 3 to Form S-1 on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Aeluma, Inc., a Delaware corporation (the “Company”), in connection with its Post-Effective Amendment No.3 on Form S-1 to the Registration Statement on Form S-3 filed by (the “Post-Effective Amendment No. 3”) the Company with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), which amends the registration statement on Form S-1 (Registration No. 333-273149) (the “First Registration Statement”), and pursuant to Rule 429(a) under the Securities Act, the prospectus contained in this Post-Effective Amendment No. 3 to the First Registration Statement is a combined prospectus including securities under (i) the registration statement on Form S-1 originally declared effective on January 19, 2022 (Registration No. 333-259179) (the “Second Registration Statement”) and the registration statement on Form S-1 originally declared effective on March 25, 2025 (Registration No. 333-286144) (the “Third Registration Statement” and together with the First Registration Statement and the Second Registration Statement, the “Registration Statements”). Pursuant to Rule 429(b) under the Securities Act, upon effectiveness, Post-Effective Amendment No. 3 will constitute Post-Effective Amendment No. 3 to the First Registration Statement, Post-Effective Amendment No. 7 to the Second Registration Statement and Post-Effective Amendment No. 1 to the Third Registration Statement.

The Registration Statements relate to the resale by selling stockholders of up to (i) 4,000,000 shares of Common Stock (the “2021 Offering Shares”) of the Company, par value $0.0001 per share (the “Common Stock”), issued in a private placement offering during the three months ended September 30, 2021 (the “2021 Offering”); (ii) 50,000 shares of Common Stock issued to the placement agent (the “2021 Placement Agent Shares”) and up to 360,000 shares of Common Stock (the “2021 Warrant Shares”) issuable upon exercise of warrants issued to the placement agents in connection with the 2021 Offering (the “First Placement Agent Warrants”); (iii) 4,100,002 shares of Common Stock (the “Exchange Shares”) issued as a result of the conversion of Biond Photonics, Inc. (“Biond”) shares of stock into Common Stock that occurred in connection with the merger between Biond and the Company (the “Merger”); (iv) 2,500,000 shares of Common Stock (the “Pre-Merger Shares”) held by the Company’s stockholders prior to the Merger; (v) 2,017,498 shares of Common Stock (the “2023 Offering Shares” and together with the 2021 Offering Shares, the 2021 Placement Agent Shares, the Exchange Shares and the Pre-Merger Shares, the “Shares”) issued in a private placement offering via entry into subscription agreements with certain accredited investors in 2023 (the “2023 Offering”); (vi) 85,653 shares of Common Stock (the “2023 Warrant Shares” and together with the 2021 Warrant Shares, the “Warrant Shares”) issuable upon exercise of warrants issued to the placement agents in connection with the 2023 Offering (the “Second Placement Agent Warrants” and together with the First Placement Agent Warrants, the “Warrants”); and (vii) 898,573 shares of Common Stock (the “Note Shares”) underlying convertible notes (the “Notes”) issued to certain investors via private transactions that occurred in 2024.

February 4, 2026

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

For purposes of this opinion letter, we have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, as amended and currently in effect, the Company’s Amended and Restated Bylaws, as currently in effect, the relevant purchase and subscription agreements, the agreement and plan of merger related to the Merger, the Notes and the resolutions of the Company’s Board of Directors authorizing the relevant purchase and subscription agreements, the agreement and plan of merger related to the Merger, the Notes and the issuance of the Shares, the Warrants, the Warrant Shares, the Notes and the Note Shares. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinion hereinafter expressed and have made such examination of statutes and decisions and reviewed such questions of law as we have deemed relevant and necessary in connection with the opinion hereinafter expressed.

As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof. We have assumed, without investigation, the following: (a) the genuineness of signatures, including electronic signatures, appearing upon agreements, instruments, certifications, documents, and proceedings, (b) that each document submitted to us for review is accurate and complete, each such document that is an original is authentic and each such document that is a copy conforms to an authentic original, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the documents, instruments, certificates and records we have reviewed, (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us, and (f) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.	All necessary corporate action on the part of the Company has been taken to authorize the issuance of the Shares, and that the Shares are validly issued, fully paid and nonassessable.

2.	All necessary corporate action on the part of the Company has been taken to authorize the issuance of the Warrant Shares, and if, when and to the extent any Warrant Shares are issued in accordance with the terms of the Warrants, including the due and proper exercise of such Warrants by the applicable selling stockholder, payment in full by such selling stockholder to the Company of the exercise price as required thereunder, and the due registration of issuance and constructive delivery through book entry of such Warrant Shares, then, upon the happening of such events, such Warrant Shares will be validly issued, fully paid and nonassessable.

3.	The Notes have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed by the Company and the Notes constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the same may be limited by the effect of bankruptcy, insolvency, receivership, voidable transactions, fraudulent conveyance, fraudulent transfer, reorganization, moratorium, assignment for the benefit of creditors and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding in equity or at law) and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside the United States.

February 4, 2026

4.	All necessary action on the part of the Company has been taken to authorize the issuance of the shares of the Note Shares, and, (i) when any Note Shares are issued by the Company upon due and proper conversion of the Notes by the applicable holder thereof in accordance with the terms of the Notes, and (ii) upon the due registration of issuance and constructive delivery through book entry of such Note Shares by the transfer agent and registrar therefor, then, upon the happening of such events, such Note Shares will be validly issued, fully paid and non-assessable.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of any other laws.

With respect to our opinion regarding the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of the maximum number of Warrant Shares as of the date hereof, future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued. Further, we have assumed that the exercise price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the Warrant Shares.

With respect to our opinion regarding the Note Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of the maximum number of Note Shares as of the date hereof, future issuances of securities of the Company, including the Note Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Notes, may cause the Notes to be convertible for more shares of Common Stock than the number that then remain authorized but unissued.

This opinion letter is rendered as of the date first written above, and we assume no responsibility for updating this opinion letter or the opinion set forth herein to take into account any event, action, interpretation or change in law occurring subsequent to the date hereof that may affect the validity of such opinion. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Warrant Shares.

February 4, 2026

We hereby consent to the filing of this opinion letter as an exhibit to the Post-Effective Amendment No. 3 and to being named in the Registration Statement under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP
FAEGRE DRINKER BIDDLE & REATH LLP

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